Exhibit 99.1

Vertex Energy Reports a 240% Increase in Gross Profit for Second Quarter 2013 Compared to Second Quarter 2012

12% Revenue Increase for the Quarter

—Conference Call Tomorrow at 10:00 A.M. EDT—

HOUSTON--(BUSINESS WIRE)--Vertex Energy, Inc. (NASDAQ:VTNR), an environmental services company that recycles industrial waste streams and off-specification commercial chemical products, today announced its financial results for the quarter and six months ended June 30, 2013.

Financial highlights for the quarter include:

•	Gross profit increased 240% from the second quarter of 2012 to $2.55 million for the quarter ended June 30, 2013;
•	Revenue increased 12% from the second quarter of 2012 to $35.1mm;
•	Company-wide product volume sales increased 19% over Q2 2012; and
•	Overall per barrel margin increased by 185% relative to the second quarter of last year.

Benjamin P. Cowart, Chief Executive Officer of Vertex Energy said, “We are continuing to see improvements in both our gross margin as well as increased volumes as a result of our acquisition in September of last year. During the second quarter of 2013 we experienced positive growth in our Refining and Marketing Division in particular, which helped to offset the lower than expected performance of our Thermal Chemical Extraction Process (“TCEP”) business.  Investments made during the second quarter of this year in the TCEP line of business resulted in greater than expected downtime during the quarter, but we anticipate the benefits of this investment to materialize in the fourth quarter of this year.”

“We are optimistic regarding our business as we move into the second half of 2013 as we anticipate realizing not only the production volume and cost reduction benefits of our recent TCEP investments, but also an improvement in product pricing,” Mr. Cowart added.  “We are continuing to focus on growing our feedstock supply both organically and through potential acquisitions, and processing increased feedstock volume via our TCEP expansion.” Mr. Cowart concluded, “We believe that our investments in the first and second quarter of this year, as well as improved market conditions, will result in a year-end revenue figure of between $140mm and $150mm, with fully diluted earnings per share in the $0.25 to $0.30 range.”

CONFERENCE CALL

As previously announced, management of Vertex Energy will host a conference call tomorrow, August 15th, at 10:00 a.m. EDT. Those who wish to participate in the conference call may telephone 877-407-4019 from the U.S. International callers may telephone 201-689-8337, approximately 15 minutes before the call. A webcast will also be available at: www.vertexenergy.com.

A digital replay will be available by telephone approximately two hours after the completion of the call until September 1, 2013, and may be accessed by dialing 877-660-6853 from the U.S. or 201-612-7415 for international callers, and using the Conference ID #: 417977.

ABOUT VERTEX ENERGY, INC.

Vertex Energy, Inc. (NASDAQ:VTNR), is a leading environmental services company that recycles industrial waste streams and off-specification commercial chemical products. Its primary focus is recycling used motor oil and other petroleum by-product streams. Vertex Energy purchases these streams from an established network of local and regional collectors and generators. The company also manages the transport, storage and delivery of the aggregated feedstock and product streams to end users, and manages the re-refining of a portion of its aggregated petroleum streams in order to sell them as higher-value end products. Vertex Energy sells its aggregated petroleum streams as feedstock to other re-refineries and fuel blenders or as replacement fuel for use in industrial burners. The re-refining of used motor oil that Vertex Energy manages takes place at the company’s facility, which uses a proprietary Thermal Chemical Extraction Process ("TCEP") technology. Based in Houston, Texas, Vertex Energy also has offices in Georgia and California. More information on the company can be found at www.vertexenergy.com.

This press release may contain forward-looking statements, including information about management's view of Vertex Energy's future expectations, plans and prospects, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 (the "Act"). In particular, when used in the preceding discussion, the words "believes," "expects," "intends," "plans," "anticipates," or "may," and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Act, and are subject to the safe harbor created by the Act. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, which may cause the results of Vertex Energy, its divisions and concepts to be materially different than those expressed or implied in such statements. These risk factors and others are included from time to time in documents Vertex Energy files with the Securities and Exchange Commission, including but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. Other unknown or unpredictable factors also could have material adverse effects on Vertex Energy's future results. The forward-looking statements included in this press release are made only as of the date hereof. Vertex Energy cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Vertex Energy undertakes no obligation to update these statements after the date of this release, except as required by law, and also takes no obligation to update or correct information prepared by third parties that are not paid for by Vertex Energy.

VERTEX ENERGY, INC.
CONSOLIDATED BALANCE SHEETS (Unaudited)
	June 30,	December 31,
	2013	2012
ASSETS

Current assets
Cash and cash equivalents	$297,228	$807,940
Accounts receivable, net	8,091,270	7,160,780
Inventory	9,335,326	5,870,121
Prepaid expenses	537,918	492,467
Total current assets	18,261,742	14,331,308

Noncurrent assets
Fixed assets, net	11,527,210	11,617,368
Intangible assets, net	15,358,746	15,934,724
Goodwill	3,515,977	3,515,977
Deferred federal income taxes	3,746,000	3,703,000
Total noncurrent assets	34,147,933	34,771,069

TOTAL ASSETS	$52,409,675	$49,102,377

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable and accrued expenses	$12,538,573	$8,869,234
Current portion of long-term debt	1,714,442	1,749,329
Total current liabilities	14,253,015	10,618,563

Long-term liabilities
Long-term debt	5,393,471	6,281,457
Contingent consideration	2,861,000	4,711,000
Line of credit	6,000,000	6,750,000
Deferred federal income tax	395,000	341,000
Total liabilities	28,902,486	28,702,020

Commitments and contingencies

STOCKHOLDERS’ EQUITY

Preferred stock, $0.001 par value per share:
50,000,000 shares authorized
Series A Convertible Preferred stock, $0.001 par value, 5,000,000 authorized and 1,345,220 and 1,512,891 issued and outstanding at June 30, 2013 and December 31, 2012, respectively	1,345	1,513
Common stock, $0.001 par value per share;
750,000,000 shares authorized; 17,670,651 and 16,965,464 issued and outstanding at June 30, 2013 and December 31, 2012, respectively	17,671	16,965
Additional paid-in capital	10,850,774	10,719,345
Retained earnings	12,637,399	9,662,534
Total stockholders’ equity	23,507,189	20,400,357

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$52,409,675	$49,102,377

VERTEX ENERGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
THREE AND SIX MONTHS ENDED JUNE 30, 2013 AND 2012
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Revenues	$35,111,402	$31,293,193	$68,366,204	$66,121,132

Cost of revenues	32,556,738	30,542,452	62,341,782	62,485,327

Gross profit	2,554,664	750,741	6,024,422	3,635,805

Reduction of contingent liability	(1,850,000)	-	(1,850,000)	-
Selling, general and administrative expenses	2,395,745	919,227	4,653,829	2,113,974

Income (loss) from operations	2,008,919	(168,486)	3,220,593	1,521,831

Other income (expense)
Other income	7,598	633	32,888	633
Other expense	-	-	(40,726)	-
Interest expense	(112,999)	-	(219,139)	(44)
Total other income (expense)	(105,401)	633	(226,977)	589

Income (loss) before income tax	1,903,518	(167,853)	2,993,616	1,522,420

Income tax (expense) benefit	(12,248)	8,828	(18,751)	(107,172)

Net income (loss)	$1,891,270	$(159,025)	$2,974,865	$1,415,248

Earnings (loss) per common share
Basic	$0.11	$(0.02)	$0.17	$0.14
Diluted	$0.10	$(0.02)	$0.15	$0.10

Shares used in computing earnings per share
Basic	17,409,034	10,136,941	17,243,762	9,781,851
Diluted	19,887,288	10,136,941	19,798,988	14,204,958

VERTEX ENERGY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
SIX MONTHS ENDED JUNE 30, 2013 AND 2012
(UNAUDITED)

	Six Months Ended
	June 30, 2013	June 30, 2012

Cash flows from operating activities
Net income	$2,974,865	$1,415,248
Adjustments to reconcile net income to cash
provided by operating activities
Stock-based compensation expense	94,466	85,172
Depreciation and amortization	1,069,035	82,019
Deferred federal income tax	11,000	82,000
Reduction of contingent liability	(1,850,000)	-
Changes in assets and liabilities
Accounts receivable	(930,490)	1,657,162
Accounts receivable- related parties	-	2,259
Inventory	(3,465,205)	(194,799)
Prepaid expenses	(45,451)	(177,819)
Accounts payable	3,669,339	768,469
Accounts payable-related parties	-	127,302
Deposits	-	(235,557)
Net cash provided by operating activities	1,527,559	3,611,456

Cash flows from investing activities
Purchase of intangible assets	-	(183,558)
Acquisition, net	(67,972)	-
Refund of asset acquisition	675,558	-
Purchase of fixed assets	(1,010,485)	(6,330)
Net cash used in investing activities	(402,899)	(189,888)

Cash flows from financing activities
Line of credit payments, net	(750,000)	-
Payments on note payable	(922,873)	-
Proceeds from exercise of common stock warrants	37,501	80,687
Net cash provided by (used in) financing activities	(1,635,372)	80,687

Net increase (decrease) in cash and cash equivalents	(510,712)	3,502,255

Cash and cash equivalents at beginning of the period	807,940	675,188

Cash and cash equivalents at end of period	$297,228	$4,177,443

SUPPLEMENTAL INFORMATION
Cash paid for interest during the period	$199,737	$44
Cash paid for income taxes during the period	$21,249	$17,172

NON-CASH TRANSACTIONS
Conversion of Series A Preferred Stock into common stock	$168	$1,216

Contacts

Porter, LeVay & Rose, Inc.
Marlon Nurse, D.M., 212-564-4700
SVP – Investor Relations
or
Vertex Energy
Matthew Lieb, 310-230-5450
COO